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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 16, 2000


                                 PEAPOD, INC.
            (Exact name of Registrant as Specified in Its Charter)



        Delaware                          0-22557               36-4118175
(State or Other Jurisdiction         (Commission File)       (I.R.S. Employer
of Incorporation or Organization)         Number          Identification Number)


9933 Woods Drive, Skokie, Chicago, Illinois                  60077
 (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:  (847) 583-9400


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events


     On March 16, 2000, the Registrant issued a press release announcing that Bill Malloy, its CEO and President, has informed the Registrant that due to health reasons he will not be able to continue his involvement with the Registrant. The press release also states that, in light of this development, the parties to the previously announced letters of intent dated February 14, 2000 with the Registrant regarding a potential $120 million investment, informed the Registrant today that they are not willing to move forward with the planned investment and are terminating the letters of intent. The press release also states that the Board of Directors has directed its financial advisors to explore strategic alternatives available to the Registrant, including possible alternative financing or a possible sale of the Registrant. The press release also states that the Registrant has approximately $3 million cash on hand, before giving effect to outstanding trade payables, and that there can be no assurances that the Registrant will be successful in finding or completing a transaction or that the Registrant's resources will be sufficient to enable it to continue its operations during this process.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired:
     --------------------------------------------

     Not applicable.

(b)  Pro Forma Financial Information:
     --------------------------------

     Not applicable.

(c)  Exhibits:
     ---------

     99.1  Press Release of Registrant dated March 16, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PEAPOD, INC.

                                    By:  /s/  Dan Rabinowitz
                                        --------------------
                                        Dan Rabinowitz
                                        Senior Vice President and Chief
                                        Financial Officer
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                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
------    ----------------------

*99.1     Press Release of Registrant dated March 16, 2000.

_____________________

*  Filed herewith.